Exhibit 99.1

NORTHSTAR BANKING CORPORATION

REVOCABLE PROXY

This Revocable Proxy is solicited on behalf of the Board of Directors of NorthStar Banking Corporation, a Florida corporation (“NorthStar”), for use at the Special Meeting of Stockholders of NorthStar to be held on Thursday, October 19, 2017 at 4:00 P.M., at 400 N. Ashley Drive, 3rd Floor, Tampa, Florida 33602, and at any postponements or adjournments thereof (the “Special Meeting”).

The undersigned, being a holder of common stock of NorthStar, hereby appoints Scott Jacobsen and William “Mac” Fleming, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Special Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions:

1.	To authorize, approve and adopt the Agreement and Plan of Merger, dated May 18, 2017, among Seacoast Banking Corporation of Florida, Seacoast National Bank, NorthStar, and NorthStar Bank (the “Merger Agreement”).

☐  FOR        ☐  AGAINST         ☐  ABSTAIN

2.	To approve a proposal of one or more adjournments of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement.

☐  FOR        ☐  AGAINST         ☐  ABSTAIN

☐  Please mark here if you plan to attend the Special Meeting.

NORTHSTAR’S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”

EACH OF THE FOREGOING PROPOSALS.

CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE

The undersigned acknowledges that the Special Meeting may be postponed or adjourned to a date subsequent to the date set forth above and intends that this Proxy shall be effective at the Special Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to NorthStar, prior to the date of the Special Meeting, or by attending and voting at the Special Meeting (attendance by itself is not sufficient).

This Proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR Proposal 1, FOR Proposal 2, and, with respect to such other matters as may come before the meeting and any postponements or adjournments thereof, as the said Proxy holders deem advisable, to the extent that the shares are entitled to vote.

PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE(S)

AND/OR ON NORTHSTAR’S BOOK-ENTRY SYSTEM.

Dated:

Signature

Printed Name/Title

Signature

Printed Name/Title

NOTE: Please sign exactly as name appears on stock certificate(s) and/or on NorthStar’s book-entry system. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE AND SIGN THIS PROXY AND

RETURN PROMPTLY USING THE ENCLOSED ENVELOPE OR

SCAN YOUR EXECUTED PROXY AND RETURN AN ELECTRONIC COPY

VIA EMAIL TO FLAMBDIN@NORTHSTAR-BANK.COM.